EXHIBIT 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
We hereby consent to the incorporation by reference, in this Registration Statement of Equal Energy Ltd. (the “Registrant”) on Form S-8, of the Registrant’s Annual Report on Form 40-F, filed with the Commission on March 29, 2010, which document makes reference to our firm and our report dated March 12, 2010, evaluating the Registrant’s oil, natural gas and natural gas liquids interests effective December 31, 2009.
/s/  Robert W. Haas

Haas Petroleum Engineering Services, Inc.
Dallas, Texas
May 28, 2010